Exhibit 99.1

Andersen Group Inc.

333 Bush Street

Suite 1700

San Francisco, CA 94104

Andersen Reports Strong First-Quarter of 2026 Financial Results and Updates Full-Year Guidance

San Francisco, May 12, 2026 — Andersen Group Inc. (NYSE: ANDG) today released financial results for the first quarter ended March 31, 2026.

Andersen continued to deliver strong top-line growth with first-quarter revenue of $240.7 million up 15.7%, compared with $208.1 million in the prior year quarter. Higher revenue in the first quarter of 2026 was supported by client growth, higher volume and service line expansion. There were no large one-time first-quarter 2026 revenue items, and all of our service lines grew revenue in the first quarter of 2026. Higher equity-based compensation expenses of $41.1 million led to net income of $17.7 million in the first-quarter of 2026 compared with $50.6 million in the prior year quarter. Adjusted net income for the first-quarter of 2026 was $62.9 million as compared with $55.2 million in the prior year quarter.

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First Quarter 2026: Andersen delivered a strong first quarter, driven by demand across core services, with consistent revenue growth in the Tax practice and accelerating momentum in Andersen Consulting.

•	First-Quarter 2026 Revenue: $240.7 million, up 15.7% compared with $208.1 million in first-quarter 2025.

•	First-Quarter 2026 Earnings per share (EPS) basic were $0.04 and EPS diluted were $0.03.

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Second-Quarter 2026 Guidance: Revenue expected to be in the range of approximately $190 million to $205 million, equating to a growth rate of approximately 13%, with a projected net loss and negative EPS due to seasonality.

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Updated 2026 Full-Year Guidance: Revenue expected to be in the range of approximately $980 million to $1 billion, equating to a growth rate of approximately 18%, including inorganic revenue of approximately $55 million; Adjusted EBITDA projected in the range of approximately $225 million to $250 million with Adjusted EBITDA margins in the range of approximately 23% to 25%.

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Strategic Investment Focus: 2026 will reflect continued investment in talent, technology, automation, AI, and integration of firms to be acquired during the year, resulting in an anticipated positive net income and EPS for the full year.

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Long-Term Growth: Positioned for sustained revenue growth and expanding margins, supported by a large addressable market, strong competitive positioning, scalable operating model, and selective inorganic expansion.

•	Commitment to Shareholder Value: Maintaining flexibility to deploy capital strategically to strengthen and expand the multi-dimensional platform, and enhance long-term shareholder value.

Mark L. Vorsatz, Global Chairman and CEO of Andersen, said:

“Our first-quarter results reflect the strength of our platform and the momentum across the business,” said Mark Vorsatz, Global Chairman and CEO of Andersen. “We are generating consistent, organic growth throughout all service lines, supported by our integrated global platform and our ability to deliver coordinated, cross-border solutions.”

Recent Developments—Inorganic Growth Opportunities

Andersen’s relationships with over 400 Andersen Global and Andersen Consulting member and collaborating firms provide opportunities for domestic and international expansion through closer partnerships and, future acquisitions and business combinations. In May 2026, the Company announced it closed the acquisition of tax firms in Ireland and New Zealand, a tax firm and a consulting firm in Nigeria, and a tax firm and a law firm in Uruguay, expanding its presence across key developed and high-growth markets as it continues to scale its global platform. In addition, Andersen signed agreements for the acquisition of a tax firm in Switzerland and a business combination in Canada, both expected to close in the third quarter of 2026.

Key Financial and Operational Metrics

We monitor the following key financial and business metrics to evaluate our business, measure our performance and make strategic decisions:

	Three Months Ended March 31,

	2026	2025
Revenue:
Revenue (in thousands)	$240,746	$208,067
Clients:
Client groups	10,870	10,500
Client engagements	18,970	18,600
People Metrics:
Employees	2,271	2,209

Components of Revenue

We generate our revenue from providing tax and financial advisory services to our clients. During the three months ended March 31, 2026 and 2025, the substantial majority of our revenue was generated on a time and materials basis and, to a lesser extent, on a fixed fee basis and contingent fee basis. In the future, our revenue and profitability could vary materially depending on changes in the nature of services provided, as well as the stage of performance at which the right to receive fees is finally determined. We provide services in four primary areas:

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Private Client Services. We provide comprehensive tax and financial services for individuals and families, addressing complex client matters such as multigenerational wealth, charitable giving and trust and estate planning.

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Business Tax Services. We offer a broad range of scalable, integrated tax-related consulting and compliance services for businesses, helping organizations with managing their tax planning, compliance and reporting needs.

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Alternative Investment Funds. We deliver comprehensive tax and financial-related services for alternative investment funds, including family offices, funds of funds, hedge funds, private equity funds, venture capital funds and real estate investment trusts.

•	Valuation Services. We provide clients with independent valuation expertise that helps clients navigate tax laws and regulations and comply with regulatory requirements.

During the three months ended March 31, 2026, our revenue increased by 15.7% to $240.7 million from $208.1 million during the three months ended March 31, 2025. Revenue consists of professional services revenue and reimbursable expenses, which primarily include travel and out-of-pocket costs that are billable to clients.

Our busiest periods typically align with U.S. tax filing deadlines, particularly the months leading up to April 15th for individual and corporate tax filings and the extension deadlines in October. During these peak times, we typically experience a substantial increase in client engagements and workload, which has historically driven an increase in billable hours and revenue in the first and third quarters of the year.

Revenue by Service Line

We have built a multidimensional independent advisory firm with the ability to provide differentiated services across tax and financial services to address our clients’ most complex challenges. This is reflected in the revenue contribution of our services lines:

	Three Months Ended March 31,

	2026	2025
Private Client Services	51.2%	50.1%
Business Tax Services	33.5%	34.4%
Alternative Investment Funds	10.4%	10.7%
Valuation Services	4.9%	4.8%

The percentage of revenue by service line has largely remained stable over the past five years.

Revenue by Geographic Region

Since our founding, we have expanded our geographic reach across the United States, serving clients from 27 offices as of March 31, 2026. While our offices are primarily situated in major metropolitan areas, our expansive presence across the United States allows us to adapt to regional market fluctuations and capitalize on localized opportunities. Geographic revenue contribution is derived from the assigned office of each employee working on an engagement. This regional allocation typically aligns with the region in which the client is located, but in some cases, the client may be in a region different from the location of the office or employees.

Revenue by U.S. region was:

	Three Months Ended March 31,

	2026	2025
East	42.1%	39.8%
Central	16.4%	17.0%
West	41.5%	43.2%

Clients

Client groups will often comprise multiple client engagements with different entities or individuals, such as multiple subsidiaries of an entity, multiple principals within a single private equity fund or multiple individuals or trusts within a single wealthy family. Across our client groups, we had over 18,970 client engagements during the three months ended March 31, 2026, representing an increase of approximately 2% from the over 18,600 client engagements we served during the three months ended March 31, 2025.

Our clients are distributed across a substantial number of individuals, wealthy families and trusts and business enterprises within a wide range of industries, including financial services, consumer products, healthcare, hospitality, manufacturing, pharmaceutical and biotech, private equity, real estate, technology and venture capital. By serving a diverse range of clients across a diverse range of industries, we believe we can capitalize on growth opportunities in expanding sectors while offsetting potential slowdowns in others.

People Metrics

Compensation represents the largest portion of our operating expenses. As a result, we monitor our total number of employees and growth in employees:

	Three Months Ended March 31,

	2026	2025
Managing Directors	323	312
Non-Managing Directors	1,948	1,897

Total Employees	2,271	2,209

Our workforce, which excludes temporary staff, consists of predominantly client serving professionals, and grew to 2,271 total employees as of March 31, 2026. During the three months ended March 31, 2026, attrition, excluding involuntary terminations, increased by 1.5% to 15.7% from 14.2% during the three months ended March 31, 2025.

As of March 31, 2026, our workforce had a balanced distribution of tenure, reflecting a blend of experienced professionals and newer talent. Our 2,271 total employees included 323 Managing Directors as of March 31, 2026.

Non-GAAP Financial Measures

The following table summarizes the Non-GAAP Financial Measures (along with the most directly comparable GAAP measures) for the periods indicated:

	Three Months Ended March 31,

	2026	2025
	($ in thousands)
Net Income	$17,738	$50,576
Adjusted Net Income(1)	62,858	55,228
EBITDA(1)	27,180	55,744
Adjusted EBITDA(1)	72,300	57,177
Revenue	240,746	208,067
Net Income Margin	7.4%	24.3%
Adjusted Net Income Margin(1)	26.1%	26.5%
Adjusted EBITDA Margin(1)	30.0%	27.5%

(1)	These are non-GAAP financial measures. See below for a reconciliation to the most directly comparable GAAP financial measure.

Adjusted Net Income and Adjusted Net Income Margin

We define Adjusted Net Income as net income plus expenses related to transaction activities, including costs related to planned mergers, acquisitions, and business combinations, non-recurring equity restructuring costs and non-cash equity-based compensation expense associated with equity interests that were issued in anticipation of, and in connection with, the initial public offering (IPO). We define Adjusted Net Income Margin as Adjusted Net Income divided by revenue. We believe Adjusted Net Income and Adjusted Net Income Margin enhance an investor’s understanding of our financial and operating performance because they exclude transaction-related costs allowing for greater transparency into what measures we use in operating our business and measuring our performance. In addition, these measures enable comparison of financial trends and results between periods. The following table reflects the reconciliation of net income to Adjusted Net Income and Adjusted Net Income Margin for each of the periods indicated:

	Three Months Ended March 31,

	2026	2025
	($ in thousands)
Net Income	$17,738	$50,576
Transaction costs(1)	4,049	1,433
Equity-based compensation associated with vesting of Class X Aggregator Units(2)	41,071	—
Income tax effect of adjustments	—	3,219

Adjusted Net Income	$62,858	$55,228

Revenue	$240,746	$208,067

Net Income Margin	7.4%	24.3%
Adjusted Net Income Margin	26.1%	26.5%

(1)

Transaction costs include certain legal, accounting and consulting costs incurred related to planned mergers, acquisitions, and business combinations during the three months ended March 31, 2026 and certain legal, accounting and consulting costs incurred for public company readiness not eligible for capitalization and related to the planned restructuring during the three months ended March 31, 2025.

(2)

Equity-based compensation expense associated with the vesting of Class X Aggregator Units consists of non-cash expenses associated with the vesting of Class X Aggregator Units, which were part of the Reorganization Transactions. We recognized $37.5 million of non-cash equity-based compensation expense associated with Class X Aggregator Units in cost of services and $3.6 million in sales, general and administrative expense during the three months ended March 31, 2026.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define EBITDA as net income plus income tax expense, interest expense, and depreciation and amortization less interest income. We define Adjusted EBITDA as EBITDA with adjustments to exclude results from expenses related to transaction activities, including costs related to planned mergers, acquisitions, and business combinations, non-recurring equity restructuring costs and non-cash equity-based compensation expense associated with equity interests that were issued in anticipation of, and in connection with, the IPO. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. The following table is a reconciliation of net income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated:

	Three Months Ended March 31,

	2026	2025
	($ in thousands)
Net Income	$17,738	$50,576
Interest income	(1,879)	(1,200)
Interest expense	6,234	143
Depreciation and amortization	2,274	2,095
Income tax expense	2,813	4,130

EBITDA	27,180	55,744
Transaction costs(1)	4,049	1,433
Equity-based compensation associated with vesting of Class X Aggregator Units(2)	41,071	—

Adjusted EBITDA	$72,300	$57,177

Revenue	$240,746	$208,067

Net Income Margin	7.4%	24.3%
Adjusted EBITDA Margin	30.0%	27.5%

(1)

Transaction costs include certain legal, accounting and consulting costs incurred related to planned mergers, acquisitions and business combinations during the three months ended March 31, 2026 and certain legal, accounting and consulting costs incurred for public company readiness not eligible for capitalization and related to the planned restructuring during the three months ended March 31, 2025.

(2)

Equity-based compensation expense associated with the vesting of Class X Aggregator Units consists of non-cash expenses associated with the vesting of Class X Aggregator Units, which were part of the Reorganization Transactions. We recognized $37.5 million of non-cash equity-based compensation expense associated with Class X Aggregator Units in cost of services and $3.6 million in sales, general and administrative expense during the three months ended March 31, 2026.

Non-GAAP Financial Measures

We use certain non-GAAP financial measures to supplement our financial measures prepared in accordance with accounting principles generally accepted in the United States (GAAP), which include EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Margin (collectively, “Non-GAAP Financial Measures”). We believe that the Non-GAAP Financial Measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance. We also believe that the Non-GAAP Financial Measures can enhance an investor’s understanding of our financial and operating performance from period to period, because they exclude certain items relating to income tax expense, interest, depreciation and amortization, equity-based compensation and transaction costs which are not necessarily reflective of our ongoing operations and performance. However, the Non-GAAP Financial Measures are presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin include that they exclude certain tax payments that may reduce cash available to us, do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future, and do not reflect changes in, or cash requirements for, our working capital needs. Some of the limitations of Adjusted Net Income and Adjusted Net Income Margin include that they exclude the impact of expenses related to transaction activities, certain equity restructuring expenses and certain components of equity-based compensation.

Other companies, including companies in the professional services industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, any of which could reduce the usefulness of our Non-GAAP Financial Measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP Financial Measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Additionally, we have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA or forward-looking Adjusted EBITDA Margin to its most directly comparable U.S. GAAP measure, net income or loss and net income or loss margin, respectively, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions and interest rate changes that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income or loss.

Liquidity and Capital Resources

Historically, we have generated sufficient cash to fund our operations, capital expenditures and discretionary funding needs through cash generated from our operating activities. As of March 31, 2026, cash and cash equivalents were $206.8 million and investments in treasury securities were $5.1 million.

First Quarter 2026 Conference Call

Andersen Group Inc. will host a conference call for analysts and investors to review financial results for the first quarter of 2026 on Tuesday, May 12, 2026 at 5:00 PM Eastern. The call can be accessed live at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=W1rCDWjj and will be available for replay over the internet for six months by logging onto the Company’s investor relations website at https://investor.andersen.com.

About Andersen

Andersen is a leading provider of independent tax, valuation and financial advisory services to individuals, family offices, businesses and alternative investment funds in the United States. Andersen’s differentiated approach to client service is rooted in core values that emphasize stewardship, transparency and the seamless delivery of independent, high-quality service. Worldwide, Andersen’s presence spans more than 180 countries through its global platform of member and collaborating firms delivering tax, legal, valuation and consulting services across more than 1,000 locations with over 3,000 partners and 50,000 professionals. More information can be found at www.andersen.com.

Special Note Regarding Forward-Looking Statements

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Press Release, including statements regarding our future operating results and financial position; the nature and timing of future acquisitions and business combinations and related integration plans; our planned investments in talent, technology, automation, and AI; our business strategy and plans; and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. We caution you that the foregoing list may not contain all of the forward-looking statements made in this Press Release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including the risk that: our future results, and the business activities of our clients, may be adversely affected by volatile, negative or uncertain economic and geopolitical conditions; an inability to respond to the evolving technological environment could materially affect our results of operations; the development and use of AI could harm our business, damage our reputation or give rise to legal or regulatory action; we may be not able to maintain or increase our historical growth, or effectively manage future growth; we may not be able to generate or maintain client demand for our services; we may be unable to expand our service offerings; our success depends substantially on the continued services of our CEO, executive team, Managing Directors and other key personnel; we may be unable to maintain our reputation, brand and firm culture; we may be unable to recruit, train and retain qualified professionals, and to staff client engagements; we may be subject to cybersecurity incidents or attacks; we may be held liable for alleged errors in providing our services; we may be unable to identify potential acquisitions or business combinations or successfully integrate or manage completed acquisitions and business combinations, and those risks, uncertainties, and assumptions described in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this Press Release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. You should read this Press Release with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect. The forward-looking statements made in this Press Release are given only as of the date on which the statements are made. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Press Release or to conform these statements to actual results or to changes in our expectations, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Press Release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into or review of all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

ANDERSEN GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended March 31,

	2026	2025
Revenue	$240,746	$208,067
Operating expenses:
Cost of services (excluding depreciation and amortization)	166,381	117,963
Sales, general and administrative	48,011	35,362
Depreciation and amortization	2,274	2,095

Total operating expenses	216,666	155,420

Operating income	24,080	52,647
Interest income	1,879	1,200
Interest expense	(6,234)	(143)
Other income, net	826	1,002

Income before income tax expense	20,551	54,706
Income tax expense	2,813	4,130

Net income	$17,738	$50,576

Less: net income attributable to noncontrolling interest	$17,244

Net income attributable to Andersen Group Inc.	$494

Net income per share of Class A common stock, basic	$0.04

Weighted-average shares of Class A common stock outstanding, basic	12,650,000

Net income per share of Class A common stock, diluted	$0.03

Weighted-average shares of Class A common stock outstanding, diluted	14,814,721

Investor Relations Contact:

Greg Vistica, Managing Director

+1.415.764.2700

greg.vistica@andersen.com